Exhibit 99.1

UPHEALTH ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS
Full Year pro forma Revenue of $148.9 to $156.7 million; Gross Margin of 39%

Fourth Quarter GAAP Revenue of $33.9 to $41.7 Million, Gross Margin Expands to 36-38%
Full Year GAAP Revenue of $123.9 to $131.7 Million; Gross Margin of 39-40%
Continued Shift of Revenue Mix to Higher Margin Integrated Care Management and Virtual Care Infrastructure Businesses
Provides 2022 Financial Outlook
Analyst Presentation Begins at 11 a.m. ET Today

DELRAY BEACH, Fla. – March 30, 2022 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure and services to modernize care delivery and health management, today announced financial results for the fourth quarter and full year ended Dec. 31, 2021.

On March 25, 2022, the Audit Committee of the Board of Directors of UpHealth, after considering the recommendations of management, concluded that the Company’s condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2021 (the “Non-Reliance Periods”) as previously filed with the Securities and Exchange Commission (the “SEC”) should not be relied upon because of errors identified therein, as identified in Item 4.02 of the Form 8-K filed on March 30, 2022.

The Company is in the process of finalizing its financial results for the fourth quarter and full year ended Dec. 31, 2021. Consequently, the results presented herein are in a range format. The Company has also determined that it will file for an extension to file its Annual Report on Form 10-K for the year ended December 31, 2021, and expects to file it by April 15, 2022.

“UpHealth is uniquely positioned as a unified healthcare platform with an exceptional and comprehensive suite of technologies, infrastructure and services, focused on the most innovative and high-growth segments of digital healthcare,” said Dr. Ramesh Balakrishnan, chief executive officer of UpHealth. “We’ve made significant progress and are executing on strategic growth and integration across the core business. To fully realize synergies across our business lines, we are undergoing a broad-based transformation. Guided by our strategic priorities, the current transformation will deliver operational synergies to drive innovation and efficiency.”

“Additionally, the demand for our services in our target markets is unprecedented, enabling us to expand systematically on a global scale,” Balakrishnan added. “With a global addressable market, including sizeable market opportunities in India and the U.S., UpHealth is positioned to continue leveraging its scale and differentiation to drive long-term profitable growth for our shareholders.”
Fourth Quarter 2021 Financial Highlights:

•Revenue of $33.9 to $41.7 million, with gross margin expansion to 36% to 38%. Fourth quarter 2021 revenues were impacted by one-time factors inclusive of a contract totaling $14.3 million in which the Company decided to redeploy primary care digital dispensaries to India, a primary market, for higher gross margin revenues. Additionally, revenues were impacted by $8.3 million of Integrated Care Management revenue that the Company will recognize in 2022.
•Segment results:
▪Integrated Care Management generated $2.5 to $10.3 million of revenue (7% to 25% of total revenue) with a gross margin of 35% to 72%
▪Virtual Care Infrastructure generated $13.7 million of revenue (33% to 40% of total revenue) with a gross margin of 38%
▪Services generated $17.7 million of revenue (42% to 52% of total revenue) with a gross margin of 34%

•Adjusted EBITDA for the fourth quarter of negative $7.0 to $12.5 million. Adjusted EBITDA for the fourth quarter was impacted by $3.9 million in write-offs of receivables and prepaid expenses stemming from transactions that exclusively predated the business combination, and by lower revenues.

Please refer to the discussion and tables below under “Non-GAAP Financial Information.”
Fiscal Year 2021 Financial Highlights:
•On a pro forma basis, fiscal 2021 revenues of $148.9 to $156.7 million, an increase of 28% to 35% versus the comparable year-ago period, with a pro forma gross margin for fiscal 2021 of 39%.
•On a GAAP basis, revenue for fiscal 2021 of $123.9 to $131.7 million, with a gross margin of 39% to 40%.
•Segment results:
◦Integrated Care Management generated $31.9 to $39.7 million of pro forma revenue (21% to 25% of pro forma total revenue), with a gross margin of 45% to 51%, and $31.9 to $39.7 million of GAAP revenue (26% to 30% of total revenue), with a gross margin of 45% to 51%
◦Virtual Care Infrastructure, generated $52.2 million of pro forma revenue (33% to 35% of pro forma total revenue), with a gross margin of 38% and $36.6 million of GAAP revenue (28% to 30% of total revenue), with a gross margin of 38%; and
◦Services generated $64.8 million of pro forma revenue (41% to 44% of pro forma total revenue), with a gross margin of 34%, and $55.4 million of GAAP revenue (42% to 45% of total revenue), with a gross margin of 35%.
•Fiscal 2021 adjusted EBITDA of negative $6.5 to $1.0 million and pro forma adjusted EBITDA of negative $4.0 million to positive $1.5 million.

Please refer to the discussion and tables below under “Non-GAAP Financial Information.”

Fourth Quarter and Full-Year Business Highlights:

•Closed pricing of $40.25 million public offering to further strengthen balance sheet and secure capital for continued growth.

•Domestically, Martti™ continued to expand its reach across U.S. health systems, with recent large wins at Yale New Haven Health, RWJ Barnabas and Ascension Health, resulting in approximately $10 million in annualized bookings.

•UpHealth expanded the U.S. footprint of Martti™ in Q3. Martti™ currently supports 168,000 encounters per month and over 26,000 video endpoints at over 2,100 healthcare locations in the U.S.

•The Company recorded its largest volume of telehealth use in the U.S. with over 7.4 million minutes of consultations in Q4, compared to 6.1 million minutes in Q2 and 4.6 million minutes in Q3 2020.

•Opened its first digitally enabled hospital in the Indian state of Nagaland. The hospital, HelloLyf HX, is the first facility of its kind and a revolutionary re-thinking of traditional hospitals with a state-of-the-art climate resilient design vetted and approved by the acclaimed Indian Institute Technology, Roorkee.

•After successful implementation of projects in the Indian states of Rajasthan, Odisha, and West Bengal, Glocal won a contract to set up 550+ Hellolyf CX digital dispensaries in the Indian State of Madhya Pradesh, resulting in a total of 750+ government-placed facilities across India.
Balance Sheet and Cash Flow

In October, UpHealth raised $43 million, net of underwriting discounts and commissions and estimated offering expenses of $3.3 million, from the issuance of approximately 26.5 million shares of common stock, substantially increasing the Company’s free float and increasing the total number of outstanding shares to approximately 144 million. Proceeds of the equity offering will enable UpHealth to satisfy its short-term liabilities and fund ongoing working capital and capital expenditure requirements associated with the Company’s continued growth.
Fiscal 2022 Financial Outlook

For the full year 2022, the Company expects total revenue between $205 and $233 million, a 38-56% growth rate, gross margins of 42% to 43% and adjusted EBITDA of $14 to $19 million.

Analyst Day Presentation

UpHealth management will host a live question-and-answer session with investors and analysts in conjunction with the Company’s previously announced analyst day today, beginning at 11 a.m. ET. The call can be accessed live over the telephone by dialing (888) 506-0062, passcode 321328, from the U.S. International callers can dial (973) 528-0011, passcode 321328. There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://investors.uphealthinc.com/events-and-presentations/default.aspx or directly here. The webcast will be archived for approximately one year.

About UpHealth Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled "care communities" that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth's clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the financial statements of UpHealth, its product offerings and developments and reception of its product by customers, and its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by UpHealth's customers and such customers' needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth's operations, the demand for UpHealth's products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investors Relations:
Shannon Devine (MZ North America)
Managing Director
203-741-8811
UPH@mzgroup.us

Media Inquiries:
Kelsie Aziz (Ketchum)
Vice President, Financial Communications
972-408-7103
kelsie.aziz@Ketchum.com

Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenue, pro forma gross margin, and adjusted EBITDA.

•Pro forma revenue consists of GAAP revenue and revenue from UpHealth’s subsidiaries prior to their acquisition.

•Pro forma gross margin consists of GAAP gross margin and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization, stock-based compensation, lease abandonment expenses, acquisition, integration, and transformation costs, other income (expense), income tax benefit (expense), income (loss) from equity method investment, net income (loss) attributable to noncontrolling interests, and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.
UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.
Pro forma revenue, pro forma gross margin and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.
The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, unaudited)

	Three Months Ended December 31, 2021
	GAAP
	Low End of Range	High End of Range
Revenue	$33.9	$41.7

Gross margin	38%	36%
Loss from operations	$(23.2)	$(17.6)
Depreciation and amortization	7.0	7.0
Stock-based compensation	0.6	0.6
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill and asset impairment and non-recurring expenses (4)	3.0	3.0
Adjusted EBITDA	$(12.5)	$(7.0)

	Year Ended December 31, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
	Low End of Range
Revenue	$123.8	$25.1	$148.9

Gross margin	40%	37%	39%
Loss from operations	$(66.2)	$(5.5)	$(71.7)
Depreciation and amortization	16.8	2.7	19.5
Stock-based compensation	1.0	—	1.0
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill and asset impairment and non-recurring expenses (4)	41.9	5.3	47.2
Adjusted EBITDA	$(6.5)	$2.5	$(4.0)

	Year Ended December 31, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
	High End of Range
Revenue	$131.2	$25.1	$156.7

Gross margin	39%	37%	39%
Loss from operations	$(60.7)	$(5.5)	$(66.2)
Depreciation and amortization	16.8	2.7	19.5
Stock-based compensation	1.0	—	1.0
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill and asset impairment and non-recurring expenses (4)	41.9	5.3	47.2
Adjusted EBITDA	$(1.0)	$2.5	$1.5

(1) See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2) Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3) Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4) Amounts reflect acquisition-related and lease abandonment expenses from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, unaudited)

Low End of Range:

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$2.5	$31.9	$—	$31.9
Virtual care infrastructure (5)	13.7	36.6	15.6	52.2
Services (6)	17.7	55.4	9.4	64.8
Total	$33.9	$123.9	$25.0	$148.9

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin:
Integrated care management (4)	$1.7	$16.3	$—	$16.3
Virtual care infrastructure (5)	5.2	13.9	6.1	20.0
Services (6)	6.1	19.1	3.2	22.3
Total	$13.0	$49.3	$9.3	$58.6

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	72%	51%	n/a	51%
Virtual care infrastructure (5)	38%	38%	39%	38%
Services (6)	34%	35%	33%	34%
Total	38%	40%	37%	39%

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, unaudited)

High End of Range:

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$10.3	$39.7	$—	$39.7
Virtual care infrastructure (5)	13.7	36.6	15.6	52.2
Services (6)	17.7	55.4	9.4	64.8
Total	$41.7	$131.7	$25.0	$156.7

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin:
Integrated care management (4)	$3.5	$18.1	$—	$18.1
Virtual care infrastructure (5)	5.2	13.9	6.1	20.0
Services (6)	6.1	19.1	3.2	22.3
Total	$14.8	$51.1	$9.3	$60.4

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	35%	45%	n/a	45%
Virtual care infrastructure (5)	38%	38%	39%	38%
Services (6)	34%	35%	33%	34%
Total	36%	39%	37%	39%

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3)
Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
Segment Information
Our business is organized into three operating business segments:
Integrated Care Management—through our Thrasys subsidiary;
Virtual Care Infrastructure—through our Glocal and Cloudbreak subsidiaries;
Services—through our Innovations, BHS and TTC subsidiaries; and

The reportable segments are consistent with how management views our services and products and the financial information reviewed by the chief operating decision makers. We manage our businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(4)	In the Integrated Care Management segment, we provide our customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNetTM” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.
(5)	In the Virtual Care Infrastructure segment, we provide technology and process-based healthcare platforms providing our customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.
(6)	In the Services segment, we provide custom compounded medications for the unique needs of every patient and prescriber. We are a full-service pharmacy filling prescriptions from our inventory of compounded medications, as well as drugs purchased from manufacturers. Additionally, we provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. We offer a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.

UPHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE (1)
(in millions, unaudited)

	Full Year 2022 Guidance
	Low	High
Loss from operations	$(4)	$(2)
Depreciation and amortization	12	13
Stock-based compensation	7	8
Adjusted EBITDA	$15	$19

(1) See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.